Exhibit 4.1

DTE ENERGY COMPANY
AND
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
TRUSTEE
__________________________

SUPPLEMENTAL INDENTURE
DATED AS OF JULY 1, 2021
__________________________
SUPPLEMENTING THE AMENDED AND RESTATED INDENTURE
DATED AS OF APRIL 9, 2001

SUPPLEMENTAL INDENTURE dated as of the 1st day of July, 2021, between DTE ENERGY COMPANY, a corporation organized and existing under the laws of the State of Michigan (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”).
RECITALS
WHEREAS, the Company has heretofore executed and delivered to the Trustee an Amended and Restated Indenture, dated as of April 9, 2001 (the “Original Indenture”), as amended, supplemented or modified (as so amended, supplemented or modified, the “Indenture”) providing for the issuance by the Company from time to time of its debt securities;
WHEREAS, pursuant to the Indenture the Company issued (i) $300,000,0000 in aggregate principal amount of its 2015 Series BR 3.30% Senior Notes due 2022 pursuant to a Supplemental Indenture, dated as of June 1, 2016, between the Company and the Trustee; (ii) $600,000,000 in aggregate principal amount of its 2019 Series B 2.60% Senior Notes due 2022 pursuant to a Supplemental Indenture, dated as of June 1, 2019, between the Company and the Trustee; (iii) $300,000,000 in aggregate principal amount of its 2018 Series D 3.70% Senior Notes due 2023 pursuant to a Supplemental Indenture, dated as of August 1, 2018, between the Company and the Trustee; and (iv) $350,000,000 in aggregate principal amount of its 2014 Series C 3.50% Senior Notes due 2024 pursuant to a Supplemental Indenture, dated as of May 1, 2014, between the Company and the Trustee (collectively, the “Notes” and the corresponding supplemental indentures, the “Supplemental Indentures”);
WHEREAS, Section 902 of the Indenture provides that with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes of each series affected by such supplemental indenture, the Company and the Trustee may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of the Indenture or of modifying in any manner the rights of the Holders of Notes of such series under the Indenture;
WHEREAS, the Company and the Trustee desire to amend the Indenture and the Supplemental Indentures, which, pursuant to Section 1104 of the Indenture, establishes the terms and notice requirements for redemption of certain series of the Notes, with the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Notes;
WHEREAS, the Company has made a tender offer to purchase for cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated June 14, 2021 (the “Offer to Purchase”), the Notes (the “Offer”);
WHEREAS, in connection with the Offer, the Company has proposed certain amendments to the Indenture;
WHEREAS, the Holders of not less than a majority in aggregate principal amount of the Notes of each series have consented to the proposed amendments described in the Offer to Purchase and this Supplemental Indenture pursuant to consent documents obtained prior to the execution hereof;
WHEREAS, all things necessary to make this Supplemental Indenture when executed by the parties hereto a valid and binding agreement of and supplement to the Indenture have been done and performed;
WHEREAS, the amendments herein do not adversely affect the rights of Holders in any material respect;

WHEREAS, the foregoing recitals are made as statements of fact by the Company and not by the Trustee; and
NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company and the Trustee covenant and agree for the benefit of each other and for the equal and proportionate benefit of the respective Holders of the Notes as follows:
ARTICLE I
Section 1.1    Unless otherwise defined herein, capitalized terms used herein without definition have the respective meanings given to them in the Indenture.
Section 1.2    This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of the Indenture for any and all purposes and shall have effect, so far as practicable, as though all the provisions of the existing Indenture and this Supplemental Indenture were contained in one instrument. Every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
Section 1.3    This Supplemental Indenture shall modify the terms of the Notes and, for the avoidance of doubt, does not modify the terms of the other securities issued by the Company pursuant to the Indenture.
ARTICLE II
Section 2.1    Subject to Section 3.1 below and with respect to the Notes only:
(a)Section 1104 of the Original Indenture is hereby modified by deleting “not less than 30” and replacing such deleted language with “not less than three Business Days”;
(b)The definition of “Adjusted Treasury Rate” contained in the Form of Note attached as Exhibit A to each Supplemental Indenture is hereby modified by deleting “calculated on the third Business Day preceding such Optional Redemption Date” and replacing such deleted language with “calculated at 11:00 a.m., New York City time, on the second Business Day preceding such Optional Redemption Date”;
(c)All references in the Indenture to Section 1104 shall mean references to such section as amended by this Supplemental Indenture.
(d)Any of the terms or provisions present in the Indenture or the Notes that relate to any of the provisions of the Indenture amended by this Section 2.1 of this Supplemental Indenture shall also be amended so as to be consistent with the amendments made in this Supplemental Indenture.
Section 2.2    Any failure by the Company to comply with the terms of any of the Sections of the Indenture modified by this Supplemental Indenture (whether before or after the execution of this Supplemental Indenture) shall no longer constitute a default or an Event of Default under the Indenture and shall no longer have any other consequences under the Indenture, in each case with respect to the Notes only.

ARTICLE III
Section 3.1    The provisions of this Supplemental Indenture shall be effective upon execution and delivery of this instrument by the parties hereto; provided, that Section 2.1 and Section 2.2 of this Supplemental Indenture shall not become operative until the Company accepts for purchase all Notes that were properly tendered and not validly withdrawn pursuant to the Offer.
Section 3.2    Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed and shall remain in full force and effect in accordance with their terms. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby. Nothing in this Supplemental Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Notes.
ARTICLE IV
Section 4.1    Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee, by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated in their entirety herein and made applicable to the Trustee with respect hereto.
Section 4.2    THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
Section 4.3    This Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument. The words “execution,” signed,” signature,” and words of like import in the Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
Section 4.4    In case any provision of this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 4.5    The execution of this Supplemental Indenture will not result in a material modification of the Notes for purposes of the Foreign Account Tax Compliance Act.
Section 4.6    The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Supplemental

Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

SIGNATURES
IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.
DTE ENERGY COMPANY

By: /s/ Christopher J. Allen
Name: Christopher J. Allen
Title: Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By /s/ Mitchell L. Brumwell
Name: Mitchell L. Brumwell
Title: Vice President

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